UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported)

November 13, 2009 (November 9, 2009)

COVENTRY HEALTH CARE, INC.

(Exact name of registrant as specified in its charter).

Delaware	1-16477	52-2073000
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

6705 Rockledge Drive, Suite 900, Bethesda, Maryland 20817

(Address of principal executive offices) (Zip Code)

(301) 581-0600

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre–commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre–commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(c)        In connection with his appointment, as of November 16, 2009, as Coventry Health Care, Inc.’s (the “Company’s”) Interim Chief Financial Officer, the Company and John Stelben have agreed that: Mr. Stelben’s base salary will be $325,000; he will receive a grant of 15,000 restricted shares of the Company’s common stock, which will vest in equal installments over four years beginning on the first anniversary of the date of grant; and that while serving as Interim Chief Financial Officer, Mr. Stelben will receive a monthly stipend of $8,300.

(d)         On November 9, 2009, Michael A. Stocker, M.D., M.P.H. was elected to the Company’s Board of Directors to serve as a Class II Director. In accordance with the Company's bylaws he will stand for election at the Company's 2010 annual meeting of stockholders.

Since October 2008, Dr. Stocker has served as Chairman of the Board of New York City Health and Hospitals Corporation. Previously, Dr. Stocker was President and Chief Executive Officer of WellPoint, Inc., East Region. From 1994 to 2005, Dr. Stocker was President and Chief Executive Officer of Empire Blue Cross Blue Shield and from 1992 to 1994, Dr. Stocker served as President of CIGNA Health Plans for CIGNA. Dr. Stocker received his B.S. from the University of Notre Dame, his M.D. from the Medical College of Wisconsin, and his M.P.H. from the University of Michigan.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

COVENTRY HEALTH CARE, INC.

By: /s/ Shawn M. Guertin
Shawn M. Guertin
Executive Vice President, Chief Financial Officer and Treasurer
Dated: November 13, 2009